UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2020

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)
(310)
481-8400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC
Securities registered pursuant to Section 12(g) of the Act:

Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Kilroy Realty Corporation:
Emerging growth company  ☐
Kilroy Realty, L.P.:
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New President
On December 29, 2020, the board of directors (the “Board of Directors”) of Kilroy Realty Corporation (the “Company”) appointed Tyler H. Rose, who most recently served as the Company’s Executive Vice President, Chief Financial Officer and Secretary, to a newly created role as President, effective immediately. Mr. Rose will also continue to serve as the Secretary of the Company. Mr. Rose’s biographical information is described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2020. In connection with his appointment to President, Mr. Rose’s annual base salary will be increased from $550,000 to $600,000.
There are no arrangements or understandings between Mr. Rose and any other person pursuant to which Mr. Rose was appointed as President and, other than as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2020, there are no transactions in which Mr. Rose has an interest that would require disclosure under Item 404(a) of Regulation
S-K. No
family relationship exists between Mr. Rose and any director or other executive officer of the Company.
Concurrently with the Board of Directors’ appointment of Mr. Rose as President, John Kilroy relinquished the position of President. Mr. Kilroy will continue to serve as Chief Executive Officer and Chairman of the Board of Directors.
Appointment of New Senior Vice President, Chief Financial Officer and Treasurer
Additionally, on December 29, 2020, the Board of Directors appointed Michelle Ngo, who most recently served as the Company’s Treasurer, to serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective immediately, succeeding Mr. Rose in the role of Chief Financial Officer of the Company and the principal financial officer of the Company and Kilroy Realty, L.P. (the “Operating Partnership”). Ms. Ngo, age 43, has been with the Company since June 2006, and has served as the Company’s Treasurer since the beginning of 2010. In connection with her appointment to Senior Vice President, Chief Financial Officer and Treasurer, Ms. Ngo’s annual base salary will be increased from $310,000 to $400,000.

Ms. Ngo will also enter into an indemnification agreement with the Company in the form previously approved by the Board of Directors and filed with the SEC as Exhibit 10.89 of the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2009, filed with the SEC on February 11, 2010.
There are no arrangements or understandings between Ms. Ngo and any other person pursuant to which Ms. Ngo was appointed as Senior Vice President, Chief Financial Officer and Treasurer and there are no transactions in which Ms. Ngo has an interest that would require disclosure under Item 404(a) of Regulation
S-K. No
family relationship exists between Ms. Ngo and any director or other executive officer of the Company.

Item 5.03.	Amendments to Articles of Incorporate or Bylaws; Change in Fiscal Year.
On December 29, 2020, the Board of Directors amended and restated the Company’s Fifth Amended and Restated Bylaws (as amended and restated, the “Bylaws”) to separate the roles of Chief Executive Officer and President in order to allow Mr. Rose’s appointment as President and Mr. Kilroy’s continued service as Chief Executive Officer and Chairman of the Board.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On December 30, 2020, the Company issued a press release announcing the management promotions set forth in Item 5.02 of this Current Report on
Form 8-K.
A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company or the Operating Partnership whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

3.1*	Sixth Amended and Restated Bylaws of Kilroy Realty Corporation, effective as of December 29, 2020

99.1**	Press Release, dated December 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation

Date: December 30, 2020

	By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President and Chief Administrative Officer

Kilroy Realty, L.P.

Date: December 30, 2020

	By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President and Chief Administrative Officer